EXHIBIT 12.01



                                   KENTUCKY UTILITIES COMPANY

                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                 12 Months Ended
                                                                  Sept. 30, 1995
                                                                 (in thousands,
                                                                  except ratio)
            Earnings
              Net Income                                              $ 68,457
              Adjustments
                Fixed charges                                           39,187
                Income taxes -
                  Current Federal                                       29,071
                  Current State                                          6,533
                  Deferred Federal-Net                                   2,546
                  Deferred State-Net                                     1,335
                  Deferred investment tax credit-Net                       (75)
                Income taxes included in Other Income
                  and Deductions -
                  Current Federal and State                              1,271
                  Deferred Federal and State                              (662)
                  Amortization of investment tax credit                 (4,024)
                Undistributed income of Electric
                  Energy, Inc.                                             100

                Total Earnings                                        $143,739

            Fixed Charges
              Interest on long-term debt                              $ 34,789
              Other interest charges                                     4,398

                Total Fixed Charges                                   $ 39,187


            Ratio of Earnings to Fixed Charges                            3.67



     Note--Rentals are not material and have not been included in fixed charges.